Panacea Global, Inc. Files Form 8-K to Announce Name Change;
Trading Symbol Changes from MLXG to PANG

Ontario, Canada, June 20, 2011 -- Panacea Global Inc., (OTCQB:PANG), a biopharmaceutical company specializing in blood (protein), serum and tissue tests to diagnose and monitor cancer (“the Company”), today announced the change of the Company’s name as well the change of its official trading symbol from MLXG to PANG.

On June 15, 2011, the trading symbol for the Company’s common stock, which is quoted on the OTC Bulletin Board, was changed from MLXG to PANG.  This change was made in conjunction with the Company’s filing of a Certificate of Amendment to its Articles of Incorporation, on June 2, 2011, changing the Company’s name to Panacea Global, Inc.

About Us
Panacea Global Inc. is a biopharmaceutical company providing blood (protein), serum and tissue tests to diagnose and monitor cancer through a licensing agreement with Panacea Pharmaceuticals, Inc.  The Company’s mission is to discover, develop and commercialize innovative diagnostic products. Panacea’s current product development focus is on novel proteins and biochemical pathways related to cellular regulation and cell cycle abnormalities in oncology diseases.

Forward-Looking Statements
This press release may contain certain forward-looking statements (as defined under Federal securities laws) regarding Panacea's performance, including future product development. Forward-looking statements may be identified by the use of words such as "plan", "intend" or words of similar meaning in conjunction with statements of future performance. All such statements are based upon current expectations of Panacea and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to:  difficulties inherent in product development and delays in product introductions; the possibility that Panacea may not be able to enter into product development agreements on satisfactory terms; adverse changes in regional, national or foreign economic conditions; competitive factors; pricing and market share pressures; increases in energy costs and their effect on, among other things, the cost of producing products; fluctuations in costs and availability of raw materials and in Panacea's ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting business or changes in enforcement practices with respect to such laws; and future healthcare reform, including changes in government pricing or other cost containment reforms. Panacea does not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

Contact:
KCSA Strategic Communications
Todd Fromer / Chi-Chi Millaway
212-896-1215 / 212-896-1269
Tfromer@kcsa.com / Cmillaway@kcsa.com